LIFEVANTAGE ANNOUNCES PRELIMINARY FOURTH QUARTER AND FULL FISCAL 2014 RESULTS
Fourth Quarter Net Revenue Increased 8.8% Over Prior Year Period to $56M
Full Fiscal Year Net Revenue Increased 2.8% Over Fiscal 2013 to $214M
Company Reduced Debt by Approximately $15M During the Fourth Quarter of Fiscal 2014

SALT LAKE CITY, UT, August 5, 2014 (GLOBE NEWSWIRE) — LifeVantage Corporation (NASDAQ: LFVN) today announced preliminary financial results for the fourth quarter and the full fiscal year ended June 30, 2014.
The Company expects fourth quarter revenue of approximately $56 million, representing growth of 8.8% over the prior year period. Revenue growth in the quarter was driven by new product introductions, as well as improvements in the North America, Hong Kong and Philippines markets. Revenue for fiscal 2014 is expected to be approximately $214M, or a 2.8% increase over the prior year. Foreign currency fluctuation negatively impacted full year revenue by approximately $10.4 million, or 5%. For the full fiscal year, the Company’s operating margin is expected to be approximately 9% and diluted earnings per share are expected to be approximately $0.10.
“During the past 9 months, we have implemented a number of strategies and improvements that are enabling our company to return to top line growth. This growth is a direct result of new additions to our senior management team, as well as executing on product, geographic and sales related growth strategies. We believe establishing and executing on our stated strategies has us well positioned for sustaining growth throughout fiscal 2015 and beyond,” stated Douglas C. Robinson, LifeVantage President and Chief Executive Officer.
During the fourth quarter of fiscal 2014, the company reduced its overall debt to approximately $31 million from approximately $46 million. The company ended fiscal 2014 with approximately $20 million in cash and cash equivalents.
The Company expects to release its complete financial results for the fourth quarter and fiscal year ended June 30, 2014 and to provide guidance for fiscal 2015 in connection with its full earnings release and investor call scheduled to be held on September 10, 2014.

About LifeVantage Corporation
LifeVantage Corporation (NASDAQ: LFVN), a leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, TrueScienceTM Anti-Aging Skin Care Regimen and Canine Health, is a science-based network marketing company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. The Company was founded in 2003 and is headquartered in Salt Lake City, Utah.
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as “believe,” “expects,” “anticipates,” “look forward to,” “should” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements about management’s expectations regarding the company’s performance, initiatives and strategies; statements of current estimates of the company’s revenue, earnings per share, foreign currency impact and other financial items; statements of management’s expectations and plans related to the timing of the release of the company’s full financial results for fiscal 2014 and guidance for fiscal 2015; statements of belief, and statements of assumptions underlying any of the foregoing. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the risk factors discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
Investor Relations Contact:
Cindy England (801) 432-9036
Director of Investor Relations

-or-
John Mills (646) 277-1254
Partner, ICR, INC